UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2017, the Board of Directors (“Board”) of Spirit Airlines, Inc. (the “Company) appointed Edward M. (Ted) Christie III as President of the Company, effective January 1, 2018. Also on January 1, 2018, Mr. Christie will join the Board as a Class III director, with a term expiring as of the date of the Company’s annual general meeting of stockholders in 2020. The Board also agreed that Mr. Christie would become President and Chief Executive Officer of the Company on January 1, 2019. In that role, he will succeed Robert L. Fornaro whose employment term is scheduled to end on December 31, 2018. The foregoing appointments are subject to continued satisfactory performance of duties by Mr. Christie and to the execution of definite employment arrangements including the material terms approved by the Board, as further set forth below. A copy of the Company’s press release of December 13, 2017 is attached as Exhibit 99.1.

Mr. Christie, age 47, has served as the Company’s Executive Vice President and Chief Financial Officer since January 2017 and, prior to that, as its Senior Vice President and Chief Financial Officer since he joined the Company in April 2012. He served as Vice President and Chief Financial Officer of Pinnacle Airlines Corp. from July 2011 to March 2012. Prior to that, Mr. Christie was a partner in Vista Strategic Group LLC, a management consulting firm, from May 2010 to July 2011. Mr. Christie served in various finance-related positions at Frontier Airlines, Inc. from 2002 to 2010, including as Chief Financial Officer from June 2008 to January 2010.

Mr. Christie’s annual base salary will be $550,000 for 2018 and $700,000 for 2019, subject to such increases as the Board may determine in its discretion. His annual short-term incentive (bonus) target will be 100% of base salary in 2018 and 125% of base salary in 2019, subject to a maximum not to exceed 200% of base salary. In connection with his appointments, on or shortly following January 1, 2018, Mr. Christie will receive a one-time promotional grant of restricted stock units having a grant date value of $2,500,000 and vesting 50%, 25% and 25% on the second, third and fourth anniversaries of the grant date. He will be entitled to receive annual long-term incentive awards in accordance with the Company’s normal executive compensation practices. For 2018, the annual grant will have a target value of $1,250,000, and for 2019 the annual grant will have a target value of $1,750,000. The one-time grant and any annual grants will subject to the terms of the Company’s 2015 Incentive Award Plan and the respective award agreements.

Mr. Christie will be entitled to the vacation, travel and other benefits afforded to other senior executives of the Company and, subject to certain conditions, to post-employment lifetime family travel benefits. He will be eligible for coverage under the Company’s 2017 Executive Severance Plan. He also will be subject to customary covenants relating to Company confidential and proprietary information and trade secrets, on a permanent basis, and to customary non-solicitation, non-disparagement and non-competition covenants, in each case extending for one year after termination of employment (and such one year period shall be extended for so long as he is entitled to receive any severance payments from the Company).

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 13, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2017	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 13, 2017